EXHIBIT 21

                                            SUBSIDIARIES OF THE REGISTRANT


                           Name Under Which
                                                     State of Incorporation
                                                     or Organization
                           Subsidiary Does Business
Name of Subsidiary

UCI Medical Affiliates
of  South Carolina, Inc.    South Carolina              Doctors Care

UCI Properties, LLC                 South Carolina     UCI Properties, LLC